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                                  EXHIBIT 16.1

April 23, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Commissioners:

We have read the statements made by Fresh Enterprises, Inc. in the Registration Statement on Form S-1 (the "Form S-1") under "Changes In and Disagreements with Accountants on Accounting and Financial Disclosure," which we understand will be filed with the Commission, pursuant to Item 304 of Regulation S-K. We agree with the statements concerning our firm in such Form S-1.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Los Angeles, California